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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): APRIL 16, 2003


                         ASCENTIAL SOFTWARE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

               DELAWARE                                000-15325                              94-3011736
     (State or Other Jurisdiction                     (Commission                          (I.R.S. Employer
          of Incorporation)                           File Number)                       Identification No.)

               50 WASHINGTON STREET
           WESTBOROUGH, MASSACHUSETTS                    01581
    (Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code: (508) 366-3888


                                 NOT APPLICABLE.
          (Former Name or Former Address, if Changed Since Last Report)
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         This Current Report on Form 8-K is filed by Ascential Software
Corporation, a Delaware corporation (the "Registrant"), in connection with the matters described herein.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On March 31, 2003, the Audit Committee of the Registrant's Board of Directors approved the engagement of PricewaterhouseCoopers LLP ("PWC") as the Registrant's independent accountants for the fiscal year ending December 31, 2003. The Registrant announced this approval on its Current Report on Form 8-K, dated March 31, 2003, as filed with the Securities and Exchange Commission on April 3, 2003. On April 16, 2003, PWC commenced its engagement as the Registrant's independent accountants for the fiscal year ending December 31, 2003. During fiscal years 2002 and 2001 and the subsequent interim period through the date of PWC's engagement, neither the Registrant nor anyone on its behalf has consulted PWC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided to the Registrant that PWC concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304(a) of Regulation S-K), or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 16, 2003        ASCENTIAL SOFTWARE CORPORATION


                              By:    /s/ Robert C. McBride
                                     -------------------------------------------
                              Name:  Robert C. McBride
                              Title:  Vice President and Chief Financial Officer